Incorporation by Reference   RetirementReady Funds   Period ending 1/31/17

1. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to Post Effective Amendment No. 22 to the Registrants Registration Statement filed on November 25, 2016.